EXHIBIT 10.14.2
CONFIDENTIAL TREATMENT REQUESTED
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Google Inc. 1600 Amphitheatre Parkway Mountain View, CA 94043 Tel: (650) 623-4000 Fax:(650) 618-2678	Google Services Agreement ORDER FORM	Google SPD Rep: Steve Frost Google SPD Director: Jeff Shardell Google Sales Engineer: Ed Dunn Google Legal Contact: Matt Sucherman

CUSTOMER (FULL LEGAL NAME): SYNACOR, INC.		GSA Effective Date: June 25, 2004	NDA Effective Date: October 31, 2003
	Corporate Contact Information:	Billing Contact Information:	Legal Notices to:
Attention:	Drew Buckley	Brian Neeson	Brian Neeson
Title:	Vice President of Business Development	Controller	Controller
Address, City, State, Postal Code, Country:	2120 Colorado Ave., Suite 300, Santa Monica, CA 90404	50 Fountain Plaza, Suite 1520, Buffalo, NY 14202	50 Fountain Plaza, Suite 1520, Buffalo, NY 14202
Phone:	310-586-4142	716-853-1362, X243	716-853-1362, X243
Fax:	716-332-0081	716-332-0081	716-332-0081
Email:	dbuckley@synacor.com	bneeson@synacor.com	bneeson@synacor.com
Technical Contact:	Name: Ross Winston	Email: rwinston@synacor.com	Tel: 716-853-1362, X224
Customer Wire Transfer Info (if applicable):		D&B DUNS Number: [*]	VAT/Tax Number: [*]
Order Form Effective Date: June 25, 2004		Initial Services Term: June 25, 2004 through June 30, 2005

SEARCH SERVICES

					Language	Country
	Non-Refundable	Monthly Search		Safe Search	Restrict	Restrict
	Annual Service and	Fee Minimum		(Check if	(Check if	(Check if
SEARCH SERVICES	Support Fee	Payment	Search Fees	applicable)	applicable)	applicable)
☑ WebSearch Services				☑ SafeSearch	☐ If checked, specify	☐ If checked, specify
Est. Query Vol./Day	[*]	[*]	[*]		languages:	languages:
WebSearch Site: See Section 3			Search Result Sets	☑ High ☐ Medium ☐ Off

☑ News Search Services Est. Query Vol./Day News Search Site: See Section 3 *Provision of this Service is subject to subsequent mutual agreement as per Section 5	[*]	[*]	[*] Search Result Sets	N/A	N/A	N/A

☑ Image Search Services Est. Query Vol./Day Image Search Site: See Section 3 *Provision of this Service is subject to subsequent mutual agreement as per Section 6	[*]	[*]	[*] Search Result Sets	☑ SafeSearch ☑ High ☐ Medium ☐ Off ☐ Images	N/A	N/A
☐ Directory Search Services Est. Query Vol./Day Directory Search Site:	N/A	N/A	/1000 Search Result Sets	N/A	N/A	N/A

GSA Order Form

*CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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ADSENSE SERVICES

Net AdSense for Search
Revenue Share Percentage (%)
ADSENSE FOR SEARCH	to Customer	Specifications

☑ AdSense for Search Site: See Section 3	[*] [*]	Sponsored Links/Results Page Min. # 5 Wide Format # 5; Narrow Format # 0 Above-the-fold: Yes AdWords Link Location: All Results Pages AdWords Link Size:

Optional AdSense for Search Features:	☑ AdSafe
(check the applicable boxes)	Level: ☑ High ☐ Medium ☐ Low ☐ Off ☐ Adult Only

Net AdSense for Content
Revenue Share Percentage (%)
ADSENSE FOR CONTENT	to Customer	Specifications

☑ AdSense for Content Site: See Section 3	[*] [*]	Ad Unit Size: See Exhibit C Location: See Exhibit C Above-the-fold: Location Related Ad Links: No Location: N/A Above-the-fold: N/A

Optional AdSense for Search Features:	☑ AdSafe
(check the applicable boxes)	Level: ☑ High ☐ Medium

To Be Completed By Google Finance

Customer PO #:	Currency:
☐ Credit Check Complete	☑ US Dollar ☐ Japanese Yen ☐ Other:

GSA Order Form

*CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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GSA Order Form Terms and Conditions
1. Incorporation of Google Services Agreement. This Order Form, including the terms and conditions hereunder, shall be governed by and incorporates by reference the Google Services Agreement between Google and Customer with the GSA Effective Date set forth above (the “GSA”). If any terms of this Order Form conflict with the terms of the GSA, the terms of this Order Form shall control. Capitalized terms used but not defined herein shall have the meanings stated in the GSA. The GSA and this Order Form together comprise the “Agreement.”
2. Services Term. The term of this Order Form shall commence on the Order Form Effective Date and shall continue for the period of the Initial Services Term stated above, unless earlier terminated as provided in this Agreement. This Order Form will expire on the last date of the Initial Services Term and may be renewed by the parties only upon a definitive written agreement signed by the parties (the term of any such renewal being referred to as the “Renewal Term”). For purposes of the Agreement, the Initial Services Term together with any Renewal Term, if any, may also be referred to as the “Services Term.”
3. Sites.
     3.1. General. Customer builds, hosts and maintains Internet Web sites for its third party customers (“Customer Clients”). Customer wishes to incorporate certain Google services into such Web sites as provided herein.
     3.2. Sites. As used in this Agreement, the “WebSearch Sites,” “News Search Sites,” “Image Search Sites,” “AFS Sites,” and “AFC Sites” are those Web sites located at the URLs identified as such in Exhibit A1, as the same may be amended from time to time as permitted herein. “Sites” means the WebSearch Sites, News Search Sites, Image Search Sites, AFS Sites and AFC Sites, collectively. The list of Sites may be updated from time to time as provided below. Customer represents and warrants that the Web sites set forth on Exhibit A1 represent all Web sites to which Customer provides any services as of the Order Form Effective Date, except for http://www.mybudweiser.com.
     3.3. Additional Sites. If, during the Services Term, Customer (which for purposes of this Section will be deemed to include any direct or indirect majority owned and controlled affiliates of Customer) launches a Web site (which it will host and control) that is not already a Site, then, [*]. Customer is responsible for each Site’s use of the Services provided hereunder and shall ensure that any and all such Sites comply with the applicable terms and conditions of the Agreement, including without limitation all terms and conditions regarding use and prohibited uses of the Services, terms and conditions relating to the implementation of the Services, and confidentiality requirements.
     3.4. Requirements for Incorporating Services into Customer Sites. In addition to the other requirements of this Agreement, Customer’s right to incorporate the Services into Customer’s Sites is subject to Customers agreement as to the following.
          3.4.1. Hosting and Control. At all times during the Services Term Customer must (a) host and maintain any and all pages that comprise the Sites (subject to Section 3.4.2); (b) maintain complete
GSA Order Form

*CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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technical and editorial control of the Sites (subject to Section 3.4.2); (c) act as the intermediary for all transmissions between Google and the Sites; (d) ensure that each Customer Client complies with the terms and conditions of this Agreement applicable to the Site hosted on such client’s behalf (including without limitation the Sections 2 (Customer Obligations) and Section 4.2 (Google Rights)), as this Agreement may be amended from time to time as permitted herein. In addition, Customer shall not provide any Customer Client (or any other third party) with, and shall block access to, all or any portion of any Service protocol, the Google Administration Console and any of Google’s confidential information.
     3.4.2. Hosting and Control Exceptions. Notwithstanding Sections 3.4.1 (a) and (b), Google acknowledges that certain pages that comprise certain of the Sites may be hosted in data center’s owned or leased by Customer’s Clients, and that in certain instances Customer’s Client may control a portion of some of the Web pages that contain a Google branded Search Box. Customer agrees that Google may require that any Search Box that resolves to Google results be removed from any page hosted or controlled by any of Customer’s Clients by providing Customer with written notice of such election and a reasonable period of time to remove such Search Box. For the avoidance of doubt, Customer will control all Results Pages.
     3.4.3. Search Boxes on Content Partner Sites. In addition to the foregoing, Customer may place a Google branded search box on Web pages hosted by those of Customer’s premium content partners that are approved by Google in writing (any such partners so approved being referred to as “Customer’s Content Partner(s)”); provided that (a) any searches entered into such Search Boxes must resolve to a results page (hosted by Customer) of the Site from which the End User linked to such Customer Content Partner Site; (b) Customer must act as the intermediary for all transmissions between Google and such Search Boxes; (c) Customer must ensure that each Customer Content Partner complies with the terms and conditions of this Agreement applicable to the use of such Search Box and the Google Brand Features; and (c) Google may require that any such Search Box be removed from any page hosted or controlled by any of Customer’s Content Partners by providing Customer with seven (7) days’ written notice of such election. Customer’s Content Partners listed on Exhibit A2 have been approved for purposes of hosting Google branded Search Box.
     3.4.4. Customer Agreement with Customer Client. Customer must maintain a written agreement with each Customer Client with respect to the hosting and maintenance of the Sites. Such agreement shall not contain any terms which are inconsistent with this Agreement and shall contain provisions which, at a minimum: (a) disclaim, to the extent permitted by applicable law, Google’s liability for any damages, whether direct, indirect, incidental or consequential, arising from the Site’s access to or use of the Services; (b) disclaim on behalf of Google, to the extent permitted by applicable law, all warranties, express or implied, with respect to the Service, including without limitation, warranties for merchantability, fitness for a particular purpose, and non-infringement; (c) impose confidentiality obligations no less protective of Google’s Confidential Information than this Agreement (provided that this clause shall in no event imply any right of Customer to disclose to any third party (including any Customer Client) any confidential information of Google); and (d) clearly acknowledge that Customer’s Client will obtain no ownership rights in and to Google’s Intellectual Property associated with the Services. Customer expressly acknowledges and agrees that no Customer Client will be considered a third party beneficiary under this Agreement.
     3.4.5. Indemnity. Customer shall indemnify Google for any lawsuit or proceeding (a) relating to or arising from Customer’s failure to include or enforce the contractual terms required to be included in Customer’s agreement with Customer’s Clients as provided in Section 3.4.2 above, and (b) brought by any Customer Client in connection with the Services. In addition, Customer acknowledges and agrees that Google’s obligations to defend Customer against third party claims provided in Section 7 of the GSA will in no event extend to claims or proceedings brought by any Customer Client. Section 7 of the GSA is hereby amended to include the terms of this paragraph.
4. WebSearch Services.
     4.1. Scope of WebSearch Services. If selected on the cover page(s) of this Order Form, during the Services Term and subject to the terms and conditions of this Agreement, Google will provide Customer with WebSearch search results (“WebSearch Results”) through its WebSearch service (the “WebSearch Service”) for display on the WebSearch Sites as permitted herein. Customer agrees to implement the WebSearch Service as provided herein on the WebSearch Sites in existence as of the date hereof within thirty (30) days of the Order Form Effective Date, and to maintain such implementation thereafter during the Services Term. Customer agrees to implement the WebSearch Service on any WebSearch Site added thereafter as contemplated by Section 3.3 herein.
     4.2. Implementation of WebSearch Services. Unless otherwise agreed to by the parties in writing, Customer shall implement the WebSearch Services in a manner that: (a) conforms to the WebSearch Specifications set forth in the Cover Page(s) of this Order Form, if any; (b) conforms to Google’s brand
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treatment guidelines for WebSearch, as updated by Google from time to time, the current version of which is located at http://www.google.com/wssynd/02brand.html; (c) conforms to the screenshots and specifications set forth in Exhibit B attached hereto; and (d) otherwise complies with the technical and implementation requirements provided by Google from time to time, including those instructions contained in the documentation setting forth the protocol provided by Google for accessing the WebSearch Services, as such protocol may be updated by Google from time to time (the “WebSearch Protocol”). Without limiting the foregoing, Customer acknowledges and agrees to the following:
           4.2.1. Search Boxes and Queries. Customer shall implement on each WebSearch Site a search box (each, a “WebSearch Box”) for End Users (as defined below) to enter queries to search the Web (each, a “WebSearch Query”). Customer shall send any and all WebSearch Queries received by Customer from End Users to Google in accordance with the requirements provided by Google, without editing, filtering, truncating or otherwise modifying such WebSearch Queries, either individually or in the aggregate. Customer understands and agrees that WebSearch Queries sent to Google for processing hereunder may be initiated only by End Users entering search queries into WebSearch Boxes implemented on a WebSearch Site as provided herein, unless otherwise approved by Google in writing. As used herein, “End Users” means individual, human end users who visit the applicable Site, and “Valid WebSearch Queries” means Queries sent to Google in compliance with the requirements of this Agreement.
           4.2.2. Operation of WebSearch Services. Customer will ensure that each WebSearch Query will (a) be from a list of approved Internet protocol addresses provided by Customer prior to implementation of the Services (“Valid IP Addresses”); (b) contain a unique alphanumeric code provided and used as specified by Google (“Client ID”); and (c) include End User IP address and user agent information. The list of Valid IP Addresses may be modified by Customer upon forty-eight (48) hours notice to Google via the online Google Administration Console located at: http://console.google.com, or such other URL as may be updated by Google from time to time. Upon Google’s receipt of a Valid WebSearch Query, Google will transmit up to ten (10) WebSearch results, to the extent available (each such set being referred to as a “WebSearch Results Set”), via Google’s network interface in accordance with the WebSearch Protocol. Customer shall then display, in each instance, the entire WebSearch Results Set that corresponds to such WebSearch Query in the manner contemplated by this Agreement, without editing, filtering, reordering, truncating or otherwise modifying such WebSearch Results Set.
           4.2.3. Labeling, Branding and Attribution. Each WebSearch Box and each Results Page containing a WebSearch Results Set shall conspicuously display a graphic module, in the form as provided by Google from time to time, that unambiguously indicates that the WebSearch Results Sets are provided by Google. Customer agrees that it shall not place anything on the Site that in any way implies that information other than the WebSearch Results Sets are provided by Google, unless otherwise expressly provided herein. The Google graphic module shall be, at minimum, 75 x 32 pixels in size and visible to any End User at a minimum resolution of 800 by 600 pixels without scrolling within a Site page as viewed through an Internet browser application considered among the top two (2) most widely used from time to time (“Above-the-fold”), unless otherwise directed by Google.
     4.3. License to WebSearch Protocol. Google grants to Customer a limited, nonexclusive and non-sublicensable license during the Services Term to use the WebSearch Protocol solely for the purpose of transmitting WebSearch Queries and other required information and receiving WebSearch Results Sets solely to the extent permitted hereunder. Except to the limited extent expressly provided in this Agreement, Google does not grant, and Customer shall not acquire, any right, title or interest (including, without limitation, any implied license) in or to any Google Intellectual Property; and all rights not expressly granted herein are reserved to Google.
5. News Search Services. Customer may add News Search Services to a Site hereunder only upon obtaining the prior written consent of Google, which consent may include one or more screenshots of the approved News Search implementation. In such event, the provisions of this Section 5 will apply, but until such time, the provisions of this Section 5 will have no effect.
     5.1. Scope of News Search Services. If Customer elects and Google consents to add to News Search Services to a Site as provided above, then from such time until the end of the Services Term and subject to the terms and conditions of this Agreement, Google will provide Customer with search results (“News Search Results”) through its News Search service (the “News Search Service”) for display on the News Search Sites as permitted herein.
     5.2. Implementation of News Search Services. Unless otherwise agreed to by the parties in writing, Customer shall implement the News Search Services in a manner that: (a) conforms to the News Search Specifications set forth in the Cover Page(s) of this Order Form, if any; (b) conforms to Google’s brand treatment guidelines for News Search Services, the current version of which is located at http://www.google.com/wssynd/news guidelines.html, as updated by Google from time to time; (c) conforms
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to the screenshots and specifications set forth or referred to in Google’s written consent approving Customer’s use of News Search Services; and (d) otherwise complies with the technical and implementation requirements provided by Google from time to time, including those instructions contained in the documentation setting forth the protocol provided by Google for accessing the News Search Services, as such protocol may be updated by Google from time to time (the “News Search Protocol”). Without limiting the foregoing, Customer acknowledges and agrees to the following:
          5.2.1. News Search Boxes and News Queries. Customer shall implement on each News Search Site a search box (each, a “News Search Box”) for End Users to enter news queries (each, a “News Query”). Customer shall send any and all News Queries received by Customer from End Users to Google in accordance with the requirements provided by Google, without editing, filtering, truncating or otherwise modifying such News Queries, either individually or in the aggregate. Customer understands and agrees that News Queries sent to Google for processing hereunder may be initiated only by End Users entering search queries into News Search Boxes implemented on a News Site as provided herein, unless otherwise approved by Google in writing. As used herein, “Valid News Queries” means News Queries sent to Google in compliance with the requirements of this Agreement.
          5.2.2. Operation of News Search Services. Customer will ensure that each News Query will (a) be from a list of Valid IP Addresses; (b) contain a Client ID; and (c) include End User IP address and user agent information. Upon Google’s receipt of a Valid News Query, Google will transmit up to ten (10) News Search results, to the extent available (each such set being referred to as a “News Search Results Set”), via Google’s network interface in accordance with the News Search Protocol. Customer shall then display, in each instance, the entire News Search Results Set that corresponds to such News Query in the manner contemplated by this Agreement, without editing, filtering, reordering, truncating or otherwise modifying such News Search Results Set.
          5.2.3. Labeling, Branding and Attribution. Each News Search Box and each Results Page containing a News Search Results Set shall conspicuously display a graphic module, in the form as provided by Google from time to time, that unambiguously indicates that the News Search Results Sets are provided by Google. Customer agrees that it shall not place anything on the Site that in any way implies that information other than the News Search Results Sets are provided by Google, unless otherwise expressly provided herein. The Google graphic module shall be, at minimum, 75 x 32 pixels in size and located Above-the-fold, unless otherwise directed by Google.
     5.3. License to News Search Protocol. Google grants to Customer a limited, nonexclusive and non-sublicensable license during the Services Term to use the News Search Protocol solely for the purpose of transmitting News Queries and other required information and receiving News Search Results Sets solely to the extent permitted hereunder. Except to the limited extent expressly provided in this Agreement, Google does not grant, and Customer shall not acquire, any right, title or interest (including, without limitation, any implied license) in or to any Google Intellectual Property; and all rights not expressly granted herein are reserved to Google.
6. Image Search Services. Customer may add Image Search Services to any Site only upon obtaining the prior written consent of Google, which consent may include one or more screenshots of the approved Image Search implementation. In such event, the provisions of this Section will apply, but until such time, the provisions of this Section will have no effect.
     6.1. Scope of Image Search Services. If Customer elects and Google consents to add to Image Search Services to a Site as provided above, then from such time until the end of the Services Term and subject to the terms and conditions of this Agreement, Google will provide Customer with search results (“Image Search Results”) through its Image Search service (the “Image Search Service”) for display on the Image Search Sites as permitted herein.
     6.2. Implementation of Image Search Services. Unless otherwise agreed to by the parties in writing, Customer shall implement the Image Search Services in a manner that: (a) conforms to the Image Search Specifications set forth in the Cover Page(s) of this Order Form, if any; (b) conforms to Google’s brand treatment guidelines for Image Search Services, as updated by Google from time to time; (c) conforms to any screenshots and specifications approved by Google in writing in advance (any such screenshots being incorporated herein by reference as of the date of Google’s written approval thereof); and (d) otherwise complies with the technical and implementation requirements provided by Google from time to time, including those instructions contained in the documentation setting forth the protocol provided by Google for accessing the Image Search Services, as such protocol may be updated by Google from time to time (the “Image Search Protocol”). Without limiting the foregoing, Customer acknowledges and agrees to the following:
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          6.2.1. Image Search Boxes and Image Queries. Customer shall implement on each Image Search Site a search box (each, a “Image Search Box”) for End Users to enter image search queries (each, a “Image Query”). Customer shall send any and all Image Queries received by Customer from End Users to Google in accordance with the requirements provided by Google, without editing, filtering, truncating or otherwise modifying such Image Queries, either individually or in the aggregate. Customer understands and agrees that Image Queries sent to Google for processing hereunder may be initiated only through Image Search Boxes implemented on an Image Site as provided herein, unless otherwise approved by Google in writing. As used herein, “Valid Image Queries” means Image Queries sent to Google in compliance with the requirements of this Agreement.
          6.2.2. Operation of Image Search Services. Customer will ensure that each Image Query will (a) be from a list of Valid IP Addresses; (b) contain a Client ID; and (c) include End User IP address and user agent information (if then required). Upon Google’s receipt of a Valid Image Query, Google will transmit up to twenty (20) Image Search results, to the extent available (each such set being referred to as an “Image Search Results Set”), via Google’s network interface in accordance with the Image Search Protocol. Customer shall then display, in each instance, the entire Image Search Results Set that corresponds to such Image Query in the manner contemplated by this Agreement, without editing, filtering, reordering, truncating or otherwise modifying such Image Search Results Set.
          6.2.3. Layout and Indemnification Obligations. Customer shall take reasonable steps to minimize any legal risks associated with offering image search on any of its Sites, including but not limited to: (a) ensuring that the page on which the Image Search Results (an “Image Results Page”) is displayed is similar to the image results page used by Google on its Web site; (b) complying with such other layout and implementation requirements as Google may reasonably request from time to time; and (c) not displaying any advertising (whether provided by Google or a third party) on any Image Results Page. To the extent Customer or any Site uses Image Search Results in a manner inconsistent with the foregoing, then, in addition to any other rights and remedies available to it, Google may terminate or suspend its performance under this Agreement if Customer fails to conform its use within two (2) calendar days after receiving written notice from Google.
          6.2.4. Labeling, Branding and Attribution. Each Image Search Box and each Image Results Page shall conspicuously display a graphic module, in the form as provided by Google from time to time, that unambiguously indicates that the Image Search Results Sets are provided by Google. Customer agrees that it shall not place anything on the Site that in any way implies that information other than the Image Search Results Sets are provided by Google, unless otherwise expressly provided herein. The Google graphic module shall be, at minimum, 75 x 32 pixels in size and located Above-the-fold, unless otherwise directed by Google.
     6.3. License to Image Search Protocol. Google grants to Customer a limited, nonexclusive and non-sublicensable license during the Services Term to use the Image Search Protocol solely for the purpose of transmitting Image Queries and other required information and receiving Image Search Results Sets solely to the extent permitted hereunder. Except to the limited extent expressly provided in this Agreement, Google does not grant, and Customer shall not acquire, any right, title or interest (including, without limitation, any implied license) in or to any Google Intellectual Property; and all rights not expressly granted herein are reserved to Google.
7. AdSense for Search Services.
     7.1. Scope of AdSense for Search Services. If selected on the cover page(s) of this Order Form, during the Services Term and subject to the terms and conditions of this Agreement, Google will provide Customer with advertisements (“AFS Ads”) through its AdSense for Search Service (the “AFS Service”) for display on the AFS Sites as permitted herein. Customer agrees to implement the AFS Service as provided herein on the AFS Sites in existence as of the date hereof within thirty (30) days of the Order Form Effective Date, and to maintain such implementation thereafter during the Services Term. Customer agrees to implement the AFS Service on any AFS Site added thereafter as contemplated by Section 3.3 herein.
     7.2. Implementation of AFS Services. Unless otherwise agreed to by the parties in writing, Customer shall implement the AFS Services in a manner that: (a) conforms to the AFS Specifications set forth in the Cover Page(s) of this Order Form, if any; (b) conforms to Google’s brand treatment guidelines for AFS Services, as updated by Google from time to time, the current version of which is located at http://www.google.com/wssynd/02brand.html; (c) conforms to the screenshots and specifications set forth in Exhibit B attached hereto; and (d) otherwise complies with the technical and implementation requirements provided by Google from time to time, including those instructions contained in the documentation setting forth the protocol provided by Google for accessing the AFS Services, as such protocol may be updated by Google from time to time (the “AFS Protocol”). Without limiting the foregoing, Customer acknowledges and agrees to the following:
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          7.2.1. Search Boxes and Queries. Customer shall send any and all WebSearch Queries received by Customer from End Users to Google in accordance with the requirements provided by Google, without editing, filtering, truncating or otherwise modifying such WebSearch Queries, either individually or in the aggregate. Customer understands and agrees that WebSearch Queries sent to Google for processing hereunder may be initiated only through WebSearch Boxes (and not, for example, from News Search or Image Search Boxes) implemented on a Site as provided herein, unless otherwise approved by Google in writing.
          7.2.2. Operation of AFS Services. In addition to the requirements set forth in Section 5, Customer will ensure that each WebSearch Query will request no fewer than the minimum number of AFS Ads per AFS Results Page stated in the Cover Page(s) of this Order Form. Upon Google’s receipt of a Valid WebSearch Query, in addition to Google’s obligation to transmit WebSearch Results, Google will transmit at least such minimum number of AFS Ads requested by Customer, to the extent available (each such set being referred to as an “AFS Results Set”), via Google’s network interface in accordance with the AFS Protocol. Customer shall then display, in each instance, the entire AFS Results Set that corresponds to such WebSearch Query in the manner contemplated by this Agreement, without editing, filtering, reordering, truncating or otherwise modifying such AFS Results Set.
          7.2.3. Labeling, Branding and Attribution. Customer shall unambiguously mark each AFS Ad, or each cluster or grouping of AFS Ads, as a “Sponsored Link” or “Sponsored Links,” as the case may be, unless otherwise instructed or agreed by Google. In any event, Google reserves approval authority to ensure that AFS Ads are labeled in a manner so as to sufficiently distinguish them from search results.
     7.3. License to AFS Protocol. Google grants to Customer a limited, nonexclusive and non-sublicensable license during the Services Term to use the AFS Protocol solely for the purpose of transmitting WebSearch Queries and other required information and receiving AFS Result Sets, as applicable, solely to the extent permitted hereunder. Except to the limited extent expressly provided in this Agreement, Google does not grant, and Customer shall not acquire, any right, title or interest (including, without limitation, any implied license) in or to any Google Intellectual Property; and all rights not expressly granted herein are reserved to Google.
8. AdSense for Content.
     8.1. Scope of AdSense for Content Services. If selected on the cover page(s) of this Order Form, during the Services Term and subject to the terms and conditions of this Agreement, Google will provide Customer with advertisements (“AFC Ads”) and related advertising links (“Related Ad Links”) through its AdSense for Content Service (the “AFC Service”) for display as permitted herein on the URL(s) identified on the cover page(s) of this Order Form as the AFC Site(s) (the “AFC Site(s)”). Customer agrees to implement such AFC Service on the AFC Sites as provided herein within thirty (30) days of the Order Form Effective Date, and thereafter during the Services Term. Customer agrees to implement the AFS Service on any AFS Site added thereafter as contemplated by Section 3.3 herein. AFC Ads shall not appear on search results, registration, “thank you,” error, email, chat, and message board pages; Google may update the list of prohibited pages from time to time during the Services Term upon written notice.
     8.2. Implementation of AFC Services. Unless otherwise agreed to by the parties in writing, Customer shall implement AFC Services in a manner that: (a) conforms to the AFC Specifications set forth in the Cover Page(s) of this Order Form, if any; (b) conforms to Google’s brand treatment guidelines for AFC Services, as the same may be updated by Google from time to time, the current version of which is located at http://www.google.com/wssgnd/adsense guidelines.html; (c) conforms to the screenshots and specifications set forth in Exhibit C attached hereto; and (d) otherwise complies with the technical and implementation requirements provided by Google from time to time, including those instructions contained in the documentation setting forth the applicable protocol provided by Google for accessing the AFC Services, as such protocol may be updated by Google from time to time (the “AFC Protocol”). Without limiting the foregoing, Customer acknowledges and agrees to the following:
          8.2.1. AFC Requests. Customer shall request AFC Ads in accordance with the AFC Protocol specified by Google for any and all pageviews required to display AFC Ads as provided herein (each such request being referred to as an “AFC Request”).
          8.2.2. Server Side Implementations. For server side implementations (e.g., XML implementations), each AFC Request (a) must be from a list of Valid IP Addresses; (b) must contain a Client ID; and (c) must include End User IP address and user agent information. Upon Google’s receipt of an AFC Request as described above, Google will transmit AFC Ad(s), to the extent available (the set of AFC Ads sent in response to an AFC Request being referred to as an “AFC Results Set”), via Google’s network interface in accordance with the AFC Protocol. Customer shall then display, in each instance, the entire
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AFC Results Set that corresponds to such AFC Request in the manner contemplated by this Agreement, without editing, filtering, reordering, truncating or otherwise modifying such AFC Results Set. Customer will not send more than one (1) AFC Request per Web page pageview unless otherwise authorized by Google.
     8.2.3. Client Side Implementations. For client side implementations (eg., iFrame or Javascript data feed implementations), each AFC Request must contain an AFC Client ID provided and used as specified by Google. Upon Google’s receipt of an AFC Request as described above, Google will transmit an AFC Results Set, to the extent available, via Google’s network interface in accordance with the AFC Protocol. Customer’s code shall, in each instance, ensure the display of the entire AFC Results Set that corresponds to such AFC Request in the manner contemplated by this Agreement, without editing, filtering, reordering, truncating or otherwise modifying such AFC Results Set. Customer will not send more than one (1) AFC Request per Web page pageview unless otherwise authorized by Google.
     8.2.4. Labeling. AFC Results Set shall be identified with the label “Ads by Google” as reflected in Exhibit C to this Order Form, unless otherwise instructed or agreed by Google.
     8.2.5. Related Ad Links. If Customer implements Related Ad Links provided by Google, Customer understands and agrees to the following additional provisions: (a) if applicable, in no event will End User clicks on Related Ad Links, or the display of a Related Ad Links on a Customer Web page in and of itself, qualify as a click on an Ad, or an “Impression,” as the case may be, for purposes of determining Customer’s click or impression guarantees (if any) or Google’s payment or other obligations under this Agreement; and (b) notwithstanding anything to the contrary, Related Ad Links are automatically generated and consequently are provided to Customer “as is,” with no representation or warranty, express or implied, and, for the avoidance of doubt, any obligation Google may have to indemnify, defend or hold Customer harmless under this Agreement will in no event extend to any claims that in any way arise out any Related Ad Links provided hereunder. Customer further understands and agrees that Google is under no obligation to offer related ad links, and any agreement between the parties to provide related ad links on the Sites will be subject to Google’s right to discontinue such offering.
     8.3. License to AFC Protocol. Google grants to Customer a limited, nonexclusive and non-sublicensable license during the Services Term to use the AFC Protocol solely for the purpose of transmitting AFC Requests and other required information and receiving AFC Results Sets solely to the extent permitted hereunder. Except to the limited extent expressly provided in this Agreement, Google does not grant, and Customer shall not acquire, any right, title or interest (including, without limitation, any implied license) in or to any Google Intellectual Property; and all rights not expressly granted herein are reserved to Google.
9. Site Modifications. Google acknowledges that Customer, or Customer’s Clients, may update the design and content of the Sites in a manner consistent with the provisions of this Agreement; provided that Customer agrees that (a) it shall keep Google informed of all material changes planned by Customer to such Sites; and (b) no changes may be made to the look and feel, dimension and/or placement of the WebSearch Results, News Search Results, Image Search Results, AFS Ads or AFC Ads, without obtaining the prior written consent of Google. For the avoidance of doubt, Google may, and the foregoing will in no event limit Google’s ability to, require changes to the look and feel, content or targeting methodology of any such Results or Ads provided herein.
10. Filters.
     10.1. General. Certain Services may contain filtering capability, such as SafeSearch, Country Restrict, Language Restrict, AdSafe and other filters. Notwithstanding anything to the contrary, if Customer elects to enable any such filters, Customer expressly acknowledges and agrees (a) it is Customer’s responsibility to enable such features in accordance with the instructions provided by Google in the applicable Service protocol, and (b) that Google cannot and does not make any representation, warranty or covenant that all results will be limited to results elected by enabling such filter(s). For example, but without limiting the foregoing, if Customer elects SafeSearch, Country Restrict, Language Restrict and/or AdSafe, Google cannot and does not make any representation, warranty or covenant that all results will be limited to the countries or languages selected or that all objectionable results will be prevented.
     10.2. URL Blocking. During the Services Term, Google will use commercially reasonable efforts to exclude from Ads served under this Agreement Ads that contain the URLs set forth on Exhibit D attached hereto and made part hereof. Notwithstanding anything to the contrary, Customer understands that Google cannot and does not commit or guarantee that no Ads will contain any of the URLs listed in Exhibit D.
11. Updates. If Google updates its technical or implementation specifications {including, without limitation, by way of updating the applicable Service protocol) from time to time as contemplated herein, Customer
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shall implement such updates or modifications as soon as reasonably practical, but in any event within fifteen (15) days of the date it receives notice thereof.
12. Notice of System Changes. Customer will provide Google with fourteen (14) days’ advance notice of any change in the code or serving technology used to display Google advertising and/or search results (e.g., a change in the advertising serving technology used) that could be reasonably be expected to have the potential to adversely affect the delivery or display of Google search or advertising results as required by this Agreement (it being understood that notice will in no event relieve Customer of its obligations to display search and advertising results as required hereunder).
13. Optimization. The parties agree to consult in good faith from time to time with the objective of optimizing the performance of Ads served under this Agreement.
14. AdWords Link. Customer agrees to promote the Google AdWords Program (including any successor programs thereto) by placing on the Sites a link in the form as provided by Google from time to time that contains the Google logo, text and a link to facilitate registration of advertisers in the Google AdWords Program (“AdWords Link”). Customer shall provide to Google the URL for any Site page containing an AdWords Link (“AdWords Link Page”) and shall promptly notify Google in writing of any change to any AdWords Link Page. Unless otherwise agreed to by the parties in writing: (a) the specific size and location of the AdWords Link within the AdWords Link Page shall conform to the specifications provided by Google from time to time, and (b) the AdWords Link shall be displayed Above-the-fold.
15. Technical Support. The Technical Contact may use the following Google e-mail aliases to submit requests for TSS:
• websearch-support@google.com (for WebSearch Services requests)
• syndication-support@google.com (for GSLP requests)
• media-suppport@google.com (for AdSense Services requests)
16. Fees and Payment Terms.
     16.1. WebSearch Services. On or before the Order Form Effective Date, Customer shall submit a completed Google credit application form. If applicable, Customer shall pay the non-refundable Annual Service and Support Fee and the first payment of the Monthly WebSearch Fee Minimum as indicated on the Order Form, which shall be due on the Order Form Effective Date and payable upon execution thereof. For all other WebSearch Fees (including Monthly WebSearch Fee Minimums), Google shall bill Customer monthly at the rates stated on Cover Page(s) of this Order Form and all such fees shall be due and payable “net thirty (30) days” from date of invoice. Within thirty (30) days of the end of each month during the Services Term, Google shall provide Customer with WebSearch Services usage reports in the form generally made available at that time.
     16.2. News Search Services. The provisions of this paragraph apply only to the extent that Customer elects to order and Google agrees to provide News Search Services as provided herein. If applicable, Customer shall pay the non-refundable Annual Service and Support Fee and the first payment of the Monthly News Search Fee Minimum as indicated on the Order Form, which shall be due as agreed by the parties. For all other News Search Fees (including Monthly News Search Fee Minimums), Google shall bill Customer monthly at the rates stated on Cover Page (s) of this Order Form and all such fees shall be due and payable “net thirty (30) days” from date of invoice. Within thirty (30) days of the end of each month during the Services Term, Google shall provide Customer with News Search Services usage reports in the form generally made available at that time.
     16.3. Image Search Services. The provisions of this paragraph apply only to the extent that Customer elects to order and Google agrees to provide Image Search Services as provided herein. If applicable, Customer shall pay the non-refundable Annual Service and Support Fee and the first payment of the Monthly Image Search Fee Minimum as indicated on the Order Form, which shall be due as agreed by the parties. For all other Image Search Fees (including Monthly Image Search Fee Minimums), Google shall bill Customer monthly at the rates stated on the Cover Page(s) of this Order Form and all such fees shall be due and payable “net thirty (30) days” from date of invoice. Within thirty (30) days of the end of each month during the Services Term, Google shall provide Customer with Image Search Services usage reports in the form generally made available at that time.
     16.4. AdSense for Search. Subject to the terms and conditions of this Agreement, for each month during the Services Term Customer shall receive the Applicable Percentage (as defined below) of Net AFS Revenues attributable to such month. Google’s obligation to pay Customer’s percentage of Net AFS Revenues shall not commence until Google’s technical personnel provide written approval of Customer’s implementation of the AFS Service on each AFS Site, which shall not be unreasonably withheld or delayed.
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Payments required under this paragraph shall be made by the last day of the calendar month following the calendar month in which the applicable AFS Ads were displayed on the AFS Sites, and shall be accompanied by a revenue report in the form generally made available at that time.
     16.5. AdSense for Content. Subject to the terms and conditions of this Agreement, for each month during the Services Term Customer shall receive the Applicable Percentage of Net AFC Revenues attributable to such month. Google’s obligation to pay Customer’s percentage of Net AFC Revenues shall not commence until Google’s technical personnel provide written approval of Customer’s implementation of the AFC Service on each AFC Site, which shall not be unreasonably withheld or delayed. Payments required under this paragraph shall be made by the last day of the calendar month following the calendar month in which the applicable AFC Ads were displayed on the AFC Sites, and shall be accompanied by a revenue report in the form generally made available at that time.
     16.6. Ad Revenues: Applicable Percentage; Applicable Deduction.
          16.6.1. “Net AFS Revenues” means (a) Ad Revenues derived from clicks on AFS Ads (excluding Non-Qualifying Ads as defined below) displayed on AFS Site pages approved for the AFS Service minus (b) the Applicable AFS Deduction.
          16.6.2. “Net AFC Revenues” means (a) Ad Revenues derived from clicks on AFC Ads (excluding Non-Qualifying Ads as defined below) displayed on AFC Site pages approved for the AFC Service minus (b) the Applicable AFC Deduction.
          16.6.3. “Ad Revenues” means gross ad revenues minus agency fees, referral fees, costs related to third party advertising service providers, and discounts.
          16.6.4. “Applicable Percentage” with respect to any calendar month during the Services Term means [*].
          16.6.5. “Applicable AFS Deduction” in any calendar month during the Initial Services Term means [*]. Notwithstanding anything to the contrary, Google reserves the right to increase the Applicable AFS Deduction [*] after the Initial Services Term by [*] in each case by providing advance written notice to Customer, together with an explanation supporting such increase.
          16.6.6. “Applicable AFC Deduction” in any calendar month during the Initial Services Term means [*].
     16.7. Non-Qualifying Ads. Notwithstanding any of the foregoing under this Section, Google shall not be liable for payment in connection with (a) any amounts which result from invalid queries, or invalid impressions of (or clicks on) Ads, generated by any person, bot, automated program or similar device, including, without limitation, through any Fraudulent Act, as reasonably determined by Google; (b) impressions of Ads or clicks on Ads delivered through an implementation which is not initially approved by Google pursuant to the Agreement or subsequently fails to meet Google’s technical requirements and specifications; and (c) Ads that advertise Google products or services (collectively, “Non-Qualifying Ads”). The number of queries, and impressions of and clicks on Ads, as reported by Google, shall be the number used in calculating payments hereunder.
     16.8. Methods of Payment.
          16.8.1. Payments to Google. All payments due to Google shall be in the currency specified in this Order Form. Any charges for converting foreign currency shall be the responsibility of Customer and shall be invoiced accordingly. If paid in US dollars, payments to Google shall be made preferably via wire transfer with the following instructions:

[*]
If paid in US dollars and not wired to Google, payment shall be made by check for receipt by Google at the address specified on the Order Form on or before the payment due date. If payment is made in any other currency, payment shall be made by wire pursuant to the wire instructions specified below on this Order
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*CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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Form (or if no applicable wire instructions are specified, payment shall be made using the US wire transfer instructions above). Delinquent payments due to Google shall bear interest at the rate of one-and-one-half percent (1.5%) per month (or the highest rate permitted by law, if less) from the payment due date until paid in full. Customer will be responsible for all reasonable expenses (including legal fees) incurred by Google in collecting unpaid or delinquent amounts. In addition, Google may suspend performance and/or terminate this Order Form upon fourteen (14) days written notice if Customer fails to make any required payment when due unless such payment is made within such fourteen (14) day notice period. If Google reasonably deems itself insecure with respect to Customer’s ability to meet its financial obligations under the Agreement, Google may, at its sole option, modify the payment terms or require other reasonable assurances or forms of security prior to providing or continuing to provide any Services.
     16.8.2. Payments to Customer. Payments to Customer (if by wire transfer) shall be made pursuant to the wire transfer instructions specified on this Order Form. In addition, Customer acknowledges that Google may, at its option, offset its payment obligations to Customer it may incur under the Agreement against any product or service fees (including late fees) owed and not yet paid by Customer under the Agreement or any other agreement between Customer and Google, in addition to whatever other rights and remedies Google may have.
     17. Authority to Bind. Each of Customer’s and Google’s signatory to this Order Form represents and warrants that he or she has the power and authority to accept and bind Customer and Google, as the case may be, to the terms of this Order Form.
This Order Form may be executed in counterparts, including facsimile counterparts, each of which shall be deemed and original, and all of which, when taken together, shall constitute one and the same instrument. An original copy, if requested, shall be sent to the following Customer contact reference identified above (check one): ☑ Corporate ☐ Billing ☐ Legal

Google: GOOGLE INC.		Customer: SYNACOR, INC

By:	/s/ Joan Braddi	By:	/s/ M. Drew Buckley

Print Name: Joan Braddi		Print Name: M. Drew Buckley

Title: VP, Search Services		Title: Vice President, Business Development

Date: 6/30/04		Date: 6/25/04
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Exhibit A1
WebSearch Sites, AFS Sites. AFC Sites
[*]
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*CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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Exhibit A2
Customer Premium Content Sites Approved for Search Box
[*]
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*CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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Exhibit B
WebSearch and AFS Implementation Mockup
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Exhibit C
AFC Implementation
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Exhibit C Continued
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Exhibit D
URL Blocklist
To come, based on the mutual agreement of the parties.
Google Confidential
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